Exhibit 99.1

Gemphire Therapeutics Announces the Appointment of Steven Gullans, Ph.D., as President and Chief Executive Officer

LIVONIA, Mich., May 3, 2018 -- Gemphire Therapeutics Inc. (NASDAQ:GEMP), a clinical-stage biopharmaceutical company focused on developing and commercializing therapies for cardiometabolic disorders, including dyslipidemia and Nonalcoholic Steatohepatitis (NASH), today announced the appointment of Steven Gullans, Ph.D., as its President and Chief Executive Officer, effective immediately. Dr. Gullans has been Interim President and Chief Executive Officer since May 2017.  He has almost 30 years of experience advising, co-founding and investing in biotech companies across many fields including cardiovascular disease.

“We are delighted to appoint Steve as Chief Executive Officer,” said Dr. Charles Bisgaier, Chairman, Co-founder, and Chief Scientific Officer. “As a member of our board and as interim CEO he has already made significant contributions to Gemphire, including the launch of our clinical programs in NAFLD and NASH.  He has hands-on operational experience as a successful entrepreneur in the biotech industry, combined with an impressive and distinguished academic career.  We believe he has the skillset and vision to lead Gemphire, and we look forward to the contributions he will make.”

“My decision to take on this role is driven by a strong conviction that gemcabene is one of the most exciting therapeutic candidates in cardiovascular and metabolic disease today and that it has enormous commercial potential,” said Dr. Steven Gullans. “I believe we will see broader recognition of the true value of gemcabene over the next year, beginning with the near-term top line data from our INDIGO-1 trial in hypertriglyceridemia, as we execute on clinical proof of concept trials in NAFLD and NASH, and as we finalize our plans for registration trials in dyslipidemia. I am proud to work with Gemphire’s very capable and talented leadership team.”

Dr. Gullans has served on the Gemphire Therapeutics’ board of directors since April 2016. He has also been Managing Director at Excel Venture Management, a leading healthcare venture capital firm, which he co-founded in 2008.  At Excel, he focused on life science technology companies, with a particular interest in disruptive platforms including novel therapeutic and diagnostic technologies. He is leaving his position at Excel to focus on his role at Gemphire.  Dr. Gullans is a director of Orionis Biosciences LLC, a private multinational pre-clinical stage therapeutics company, which he co-founded.  Orionis Biosciences has a platform technology that is reprogramming biology with breakthrough precision to cure disease, with an initial product pipeline focused on immuno-oncology. He is also a director of N-of-One Inc., a company that helps guide personalized cancer therapy through advanced genomic interpretation.  Previously he served on the boards of Cleveland HeartLab (a Cleveland Clinic spin-out, acquired by Quest

Exhibit 99.1

Diagnostics), Molecular Templates, Tetraphase Pharmaceuticals, BioTrove (acquired by LifeTechnologies), Biocius Life Sciences (acquired by Agilent), and nanoMR (acquired by DNAe). Prior to becoming a venture investor, Dr. Gullans was an entrepreneur, most recently as CEO of RxGen, a pre-clinical pharma services company, which he co-founded with colleagues from Yale University.  Before RxGen, he was Chief Scientific Officer of U.S. Genomics which developed advanced genomic scanning technology.

For 18 years, Dr. Gullans was an associate professor at Harvard Medical School and Brigham & Women's Hospital.  During this period, he published more than 130 scientific research papers and patented numerous inventions with his team. His research interests have spanned many fields including genomics, heart disease, cancer, kidney disease, diabetes, ophthalmology, and neurodegenerative diseases. He was a pioneer in applying new genomics technologies to human diseases; he was a member of the team that was the first to sequence the entire genome of a solid tumor, and he co-developed technology that helped launched CellAct Pharma GmbH. He is a fellow of the American Heart Association and a fellow of the American Association for the Advancement of Science.

Dr. Gullans is currently an advisor to the Cleveland Clinic and to Partners HealthCare, assisting with their innovation and commercialization activities.  In the past, he has served on advisory groups at the National Institute of Health (NIH) and Harvard, as well as several non-profit foundations, venture capital firms, and corporate entities.  He is passionate about innovation and has co-authored two books with Juan Enriquez, including “Evolving Ourselves,” a book that provides a sweeping tour of how humans are changing the course of evolution.  Dr. Gullans has spoken widely to academic, business, and lay audiences about science and innovation including at TEDMED and TEDxBroadway. Dr. Gullans received a Ph.D. in Physiology from Duke University, completed post-doctoral training at Yale University, and received a B.S. in Biology from Union College.

About Gemphire
Gemphire is a clinical-stage biopharmaceutical company that is committed to helping patients with cardiometabolic disorders, including dyslipidemia and NASH.  The Company is focused on providing new treatment options for cardiometabolic diseases through its complementary, convenient, cost-effective product candidate gemcabene as add-on to the standard of care, especially statins, that will benefit patients, physicians, and payors.  Gemphire’s Phase 2 clinical program is evaluating the efficacy and safety of gemcabene in hypercholesterolemia, including familial hypercholesterolemia (FH) and atherosclerotic cardiovascular disease (ASCVD), severe Hypertriglyceridemia (SHTG) and nonalcoholic steatohepatitis/nonalcoholic fatty liver disease (NASH/NAFLD).  Two trials supporting hypercholesterolemia have been completed under NCT02722408 and NCT02634151.  Gemphire has completed recruitment for a clinical trial for SHTG under NCT02944383, and has initiated separate trials for adult NASH and pediatric NAFLD. Please visit www.gemphire.com for more information.

Forward Looking Statements
Any statements in this press release about Gemphire’s future expectations, milestones, goals, plans and prospects, including statements about Gemphire’s financial prospects, future operations and sufficiency of funds for future operations, clinical development of Gemphire’s product candidate, expectations regarding future clinical trials, regulatory submissions and meetings and future expectations and plans and prospects for Gemphire, expectations for the future competitive environment for or commercial potential of gemcabene,  expectations regarding operating expenses and cash used in operations, and other statements containing the words "believes," "anticipates," "estimates," "expects," "intends," "plans," "predicts," "projects," "targets," "may," "potential," "will," "would," "could," "should," "continue," “scheduled” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: developments in the capital markets; the success and timing of Gemphire’s regulatory submissions and pre-clinical and clinical trials; regulatory requirements or developments; changes to Gemphire’s clinical trial designs and regulatory pathways; changes in Gemphire’s capital resource requirements; the actions of Gemphire’s competitors; Gemphire’s ability to obtain additional financing; Gemphire’s ability to successfully market and distribute its product candidate, if approved; Gemphire’s ability to obtain and maintain its intellectual property protection; and other factors discussed in the "Risk Factors" section of Gemphire’s annual report and in other filings Gemphire makes with the SEC from time to time.  In addition, the forward-looking statements included in this press release represent Gemphire’s views as of the date hereof.  Gemphire anticipates that subsequent events and developments will cause Gemphire’s views to change.  However, while Gemphire may elect to update these forward-looking statements at some point in the future, Gemphire specifically disclaims any obligation to do so.  These forward-looking statements should not be relied upon as representing Gemphire’s views as of any date subsequent to the date hereof.

Contact:

Andrew McDonald, Ph.D.

LifeSci Advisors, LLC

(646) 597-6987

Jeff Mathiesen, CFO

Gemphire Therapeutics Inc.

(734)-245-1700